As filed with the Securities and Exchange Commission on May 7, 2010.

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

RLI CORP.

(Exact name of registrant as specified in its charter)

Illinois	37-0889946
(State of incorporation)	(I.R.S. Employer Identification No.)

9025 North Lindbergh Drive, Peoria, Illinois 61615

(address of principal executive offices)

RLI CORP. LONG-TERM INCENTIVE PLAN

(Full Title of the plan)

Daniel O. Kennedy

Vice President and General Counsel

RLI Corp.

9025 North Lindbergh Drive

Peoria, Illinois 61615

309-692-1000

(Name, address, and telephone number of agent for service)

Copy to:

Adam R. Klein, Esq.

Katten Muchin Rosenman LLP

525 West Monroe Street

Chicago, Illinois 60661

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.  (Check one):

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee (2)
Common Stock, par value $1 per share	2,000,000 shares	$58.35	$116,700,000	$8,321

(1)

Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), the number of shares of the issuer’s common stock registered hereunder will be adjusted in the event of stock splits, stock dividends or similar transactions.

(2)

Estimated pursuant to Rule 457(h) under the Securities Act, solely for the purpose of calculating the aggregate offering price and the amount of the registration fee based upon the mid-point of the high and low prices reported for the shares on the New York Stock Exchange on May 3, 2010.

PART I

INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

The documents containing information specified in Part I (Plan Information and Registrant Information and Employee Plan Annual Information) will be sent or given to each participant in the RLI Corp. Long-Term Incentive Plan as specified by Rule 428(b)(1) under the Securities Act.  This information may be omitted from this filing in accordance with the provisions of Rule 428 under the Securities Act and the introductory note to Part I of Form S-8.  These documents and the documents incorporated by reference in this Registration Statement, pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.                                                             Incorporation of Documents by Reference.

The following documents filed by RLI Corp. (“Company”) with the Securities and Exchange Commission (the “Commission”) are incorporated herein by reference, except to the extent that any statement or information therein is modified, superseded or replaced by a statement or information contained in this document, or in any other subsequently filed document incorporated by reference:

1.                                       The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009.

2.                                       The Company’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2010.

3.                                       The Company’s Current Report on Form 8-K filed with the Commission on May 6, 2010.

4.                                       The Company’s Current Report on Form 8-K filed with the Commission on February 5, 2010 (but not including Exhibit 99.1 thereof, which was furnished but not filed).

5.                                       The description of the Company’s Common Stock, par value $1.00 per share (“Common Stock”), contained in Item 4 of the Company’s Registration Statement on Form 8-A filed with the Commission pursuant to Section 12 of the Exchange Act, on June 11, 1993.

All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act’) after the date hereof and prior to the filing of a post effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such document.

Item 4.                                                             Description of Securities.

Not applicable.

Item 5.                                                             Interests of Named Experts and Counsel.

Not applicable.

Item 6.                                                             Indemnification of Directors and Officers.

RLI Corp. is incorporated under the laws of the State of Illinois.  Under Section 8.75 of the Business Corporation Act of 1983 of the State of Illinois (“Act”), an Illinois corporation may indemnify any person who was or is a party, or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or who is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts to be paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, if such person acted in good faith and in a manner such person reasonably believed to be in, or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe that such person’s conduct was unlawful.

The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the corporation or, with respect to any criminal action or proceeding, that such person had reasonable cause to believe that such person’s conduct was unlawful.

An Illinois corporation may indemnify any person who was or is a party, or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit, if such person acted in good faith and in a manner that such person reasonably believed to be in, or not opposed to, the best interest of the corporation, provided that no indemnification shall be made with respect to any claim, issue, or matter as to which such person has been adjudged to have been liable to the corporation, unless, and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability, but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court shall deem proper.

To the extent that a present or former director, officer or employee of a corporation has been successful, on the merits or otherwise, in the defense of any action, suit or proceeding referred to above, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith if the person acted in good faith and in a manner that such person reasonably believed to be in, or not opposed to, the best interests of the corporation.

The Company’s Articles of Incorporation provide for the indemnification of directors and officers of the Company consistent with that permitted by Section 8.75 of the Act.  The Company’s By-Laws provide for the indemnification of directors and officers of the Company as set forth in the Articles of Incorporation.

The Company maintains directors’ and officers’ liability insurance.  In addition, the Company has entered into indemnification agreements with each of its directors and officers which provide for the indemnification of such directors and officers to the fullest extent authorized or permitted by Illinois law.

Item 7.                                                         Exemption from Registration Claimed.

Not applicable.

Item 8.                                                         Exhibits.

4.1                               Form of Certificate representing shares of Common Stock of RLI Corp., an Illinois corporation.

4.2                               RLI Corp. Long-Term Incentive Plan (incorporated by reference to the Company’s Current Report on Form 8-K filed with the Commission on May 6, 2010).

5.1                               Opinion of Katten Muchin Rosenman LLP as to the legality of certain shares of the Common Stock being registered.

23.1                        Consent of KPMG LLP.

23.2                        Consent of Katten Muchin Rosenman LLP (included in the Opinion filed as Exhibit 5.1).

24.1                        Powers of Attorney (included in signature page).

Item 9.                                                         Undertakings

The Company hereby undertakes:

(1)                                 To file, during any period in which offers or sales are being made a post-effective amendment to this registration statement:

i.                                          To include any prospectus required by Section 10(a)(3) of the Securities Act;

ii.                                       To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

iii.                                    To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs 1(i) and 1(ii) shall not apply if the information required to be included in a post-effective amendment by such paragraphs is contained in periodic reports filed by the Company pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement.

(2)                                 For the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities to be offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)                                 To remove from registration by means of a post-effective amendment to the registration statement any of the securities being registered which remain unsold at the termination of the offering.

The Company hereby undertakes that, for the purposes of determining any liability under the Securities Act, each filing of the Company’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer, or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Company will, unless in the opinion of counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

The Company, pursuant to the requirements of the Securities Act, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned thereunto duly authorized, in the City of Peoria, State of Illinois.

RLI Corp.

Dated: May 7, 2010	By:	/s/ Jonathan E. Michael
Jonathan E. Michael,
President & Chief Executive Officer

POWER OF ATTORNEY

The undersigned constitute and appoint each of Joseph E. Dondanville and Daniel O. Kennedy their true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the undersigned, in any and all capacities (including any capacity as a director and/or officer of RLI Corp.), to sign any and all amendments (including, post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission under the Securities Act, granting upon said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement and Power of Attorney have been signed by the undersigned in the capacities listed below on May 7, 2010.

Signature	Capacity

/s/ Jonathan E. Michael	President, Chief Executive Officer and Director
Jonathan E. Michael	(Principal Executive Officer)

/s/ Joseph E. Dondanville	Senior Vice President, Chief Financial Officer
Joseph E. Dondanville	(Principal Financial and Accounting Officer)

/s/ Gerald D. Stephens	Chairman
Gerald D. Stephens

/s/ Kaj Ahlmann	Director
Kaj Ahlmann

/s/ Barbara R. Allen	Director
Barbara R. Allen

/s/ John T. Baily	Director
John T. Baily

/s/ Jordan W. Graham	Director
Jordan W. Graham

/s/ Gerald I. Lenrow	Director
Gerald I. Lenrow

/s/ Charles M. Linke	Director
Charles M. Linke

/s/ F. Lynn McPheeters	Director
F. Lynn McPheeters

/s/ Robert O. Viets	Director
Robert O. Viets

INDEX TO EXHIBITS

Exhibit No.	Description of Exhibit

4.1	Form of Certificate representing Shares of Common Stock of RLI Corp.

4.2	RLI Corp. Long-Term Incentive Plan (1)

5.1	Opinion of Katten Muchin Rosenman LLP

23.1	Consent of KPMG LLP

23.2	Consent of Katten Muchin Rosenman LLP (included in Exhibit 5.1)

24.1	Powers of Attorney (included in signature page of this Registration Statement)

(1)	Incorporated by reference to the Company’s Current Report on Form 8-K filed with the Commission on May 6, 2010.